Exhibit 99.1
BigBear.ai Announces Definitive Merger Agreement to Acquire Pangiam as well as First Quarter of Positive Net Income, Positive Adjusted EBITDA & Positive Cash Flows from Operations in Third Quarter 2023 Financial Results

•Announced a definitive merger agreement to acquire Pangiam in an all-stock transaction, combining facial recognition and advanced biometrics with BigBear.ai’s computer vision capabilities to spearhead the vision AI industry: Press Release
•First quarter of positive net income, positive adjusted EBITDA, and positive cash flows from operations since public company debut in December 2021
•Reiterating FY Guidance of Revenue between $155 million and $170 million and Single Digit Negative Adjusted EBITDA*

COLUMBIA, MD – November 7, 2023 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai”, “BBAI”, or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the third quarter of 2023 and issued an investor letter that has been posted to the Investor Relations section of the Company’s website.

BigBear.ai CEO Mandy Long said, “Our recent 3Q results bear witness to the transformative journey that we are on. As planned at the beginning of the year, we stayed focused on operational efficiency. It shows, as this is our first quarter of positive cash from operations, net income, and positive adjusted EBITDA. Our announcement of signing a definitive merger agreement to acquire Pangiam sets the stage to establish one of the industry’s most comprehensive Vision AI portfolios, which we believe will make us a breakout leader in one of the fastest growing categories for the application of AI. We believe BigBear.ai’s future is bright.”

Financial Highlights
•Revenue declined 16.4% to $34.0 million for the third quarter of 2023, compared to $40.7 million for the third quarter of 2022. The decrease was primarily due to the planned wind-down of certain Air Force programs in mid-July. Additionally, our results for the third quarter of 2023 do not include any revenues for Virgin Orbit due to their bankruptcy announcement earlier this year.
•Gross margin of 24.7% in the third quarter of 2023, a decrease from 28.9% in the third quarter of 2022, primarily driven by the elimination of revenue and gross margin from Virgin Orbit as a result of their bankruptcy announcement in the second quarter of 2023.
•Selling general and administrative expenses were $15.5 million in the third quarter of 2023, which represents an 8% decline quarter-over-quarter and a 23% reduction compared to the third quarter of 2022 at $20.2 million. Excluding non-recurring strategic initiatives, transaction expenses, stock-based compensation, and non-cash software capitalization, operating expenses are 21% lower in the third quarter of 2023 compared to the third quarter of 2022.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

•Net income of $4.0 million for the third quarter of 2023, compared to net loss of $16.1 million for the third quarter of 2022. The increase was primarily the result of $15.7 million of non-cash income related to the change in fair value of warrants that were issued in 2023.
•Cash provided by operating activities was $6.6 million in the third quarter. The Company’s cash balance as of September 30, 2023 was $32.2 million, an increase of $2.3 million as compared to the quarter ended June 30, 2023.

Key Business Highlights:

•On November 6, 2023, announced a definitive merger agreement to acquire Pangiam, a leader in Vision AI for the global trade, travel, and digital identity industries. The purchase consideration is approximately $70 million on a cash-free, debt-free basis in an all-stock transaction.
◦The combined company will establish one of the industry’s most comprehensive Vision AI portfolios, uniting Pangiam’s facial recognition and advanced biometrics capabilities with BigBear.ai’s computer vision capabilities, positioning the company as a foundational leader in one of the fastest growing categories for the application of AI.
◦The proposed acquisition is expected to close in the first quarter of 2024, subject to customary closing conditions, including approval by the holders of a majority of BigBear.ai’s outstanding common shares and receipt of regulatory approval.
◦More information about Pangiam and the transaction will be included with the proxy statement that we will file with the SEC in the coming weeks.
•Air Force Research Laboratory (AFRL) extended and expanded our work on Project AURORA to continue our collaboration to accelerate military planning, as BigBear.ai aims to condense the conventional two-year planning timeframe, presenting comprehensive, resource-backed operational plans in under a month.
•Expanded partnership with Thomas Jefferson University Hospital to enable operational improvements through the use of our FutureFlow RX® Predictive AI platform allowing their hospitals to create ‘digital twin’ scenarios to plan and execute more efficiently and effectively.
•Continued to provide thought leadership in how our country will develop and implement new regulatory and legislative frameworks for AI. BigBear.ai continues to be actively engaged in these conversations, and we have submitted public comment letters to the Executive Office of the President, Office of Science and Technology Policy (OSTP), the US Department of Commerce, National Telecommunications and Information Administration (NTIA), and the Library of Congress, Copyright Office.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2023, the Company continues to project:
•Revenue between $155 million and $170 million
•Single Digit Negative Adjusted EBITDA*, in millions
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Third Quarter and Year to Date Periods Ended
September 30, 2023 and September 30, 2022
(Unaudited)

$ thousands (expect per share amounts and shares outstanding)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$33,988	$40,651	$114,601	$114,654
Cost of revenues	25,579	28,900	87,016	83,446
Gross margin	8,409	11,751	27,585	31,208
Operating expenses:
Selling, general and administrative	15,533	20,233	52,825	69,205
Research and development	(349)	1,785	3,004	7,194
Restructuring charges	—	1,562	780	1,562
Transaction expenses	1,437	566	1,437	2,151
Goodwill impairment	—	—	—	35,252
Operating loss	(8,212)	(12,395)	(30,461)	(84,156)
Interest expense	3,540	3,557	10,656	10,666
Net decrease in fair value of derivatives	(15,659)	(102)	(1,971)	(1,564)
Other (income) expense	(87)	8	(87)	12
Income (loss) before taxes	3,994	(15,858)	(39,059)	(93,270)
Income tax (benefit) expense	(5)	252	51	(1,491)
Net income (loss)	$3,999	$(16,110)	$(39,110)	$(91,779)

Basic and diluted net loss per share	$0.03	$(0.13)	$(0.27)	$(0.72)

Weighted and average shares outstanding
Basic	155,830,775	126,270,282	146,679,444	128,103,625
Diluted	157,894,001	126,270,282	146,679,444	128,103,625

EBITDA* and Adjusted EBITDA* for the Third Quarter and Year to Date Periods Ended
September 30, 2023 and September 30, 2022
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2023	2022	2023	2022
Net income (loss)	$3,999	$(16,110)	$(39,110)	$(91,779)
Interest expense	3,540	3,557	10,656	10,666
Interest income	(86)	—	(86)	—
Income tax (benefit) expense	(5)	252	51	(1,491)
Depreciation and amortization	1,971	2,038	5,936	5,764
EBITDA	9,419	(10,263)	(22,553)	(76,840)
Adjustments:
Equity-based compensation	4,793	2,222	12,592	11,160
Employer payroll taxes related to equity-based compensation(1)	8	—	365	—
Net decrease in fair value of derivatives(2)	(15,659)	(102)	(1,971)	(1,564)
Restructuring charges(3)	—	1,562	780	1,562
Non-recurring strategic initiatives(4)	159	—	2,480	—
Non-recurring integration costs(5)	—	2,075	—	6,474
Capital market advisory fees(6)	—	—	—	741
Commercial start-up costs(7)	—	—	—	6,490
Transaction expenses(8)	1,437	566	1,437	2,151
Goodwill impairment(9)	—	—	—	35,252
Adjusted EBITDA	$157	$(3,940)	$(6,870)	$(14,574)

(1)	Includes employer payroll taxes due upon the vesting of restricted stock units granted to employees.
(2)	The decrease in fair value of derivatives during the three and nine months ended September 30, 2023 primarily relates to changes in the fair value of PIPE and RDO warrants issued during the first and second quarters of 2023, respectively. The decrease in fair value of derivatives during the three and nine months ended September 30, 2022 primarily relates to the Forward Share Purchase Agreements that were entered into prior to the closing of our business combination on December 7, 2021 (the “Business Combination”) and were fully settled during the first quarter of 2022, as well as the change in the fair value of private warrants.
(3)	In the first quarter of 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring internal integration costs related to the Business Combination.
(6)	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
(7)	Commercial start-up costs include certain non-recurring expenses associated with tailoring the Company’s products for commercial customers and use cases.
(8)	Transaction expenses primarily consists of legal, accounting, and other advisor fees in connection with merger and acquisition activities.
(9)	During the second quarter of 2022, the Company recognized a non-cash goodwill impairment charge related to the previously reported Cyber & Engineering business segment. During the first quarter of 2023, the Company reevaluated its operating and reportable segments following an organizational and legal entity restructuring, which allowed the Company to align its operations with how the business will be managed. As a result of this reevaluation, effective for the first quarter of fiscal year 2023, the Company determined it that it manages its operations as a single operating and reportable segment.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
September 30, 2023 and December 31, 2022
(Unaudited)

$ in thousands	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,184	$12,632
Restricted cash	—	—
Accounts receivable, less allowance for doubtful accounts	29,030	30,091
Contract assets	452	1,312
Prepaid expenses and other current assets	4,104	10,300
Total current assets	65,770	54,335
Non-current assets:
Property and equipment, net	1,095	1,433
Goodwill	48,683	48,683
Intangible assets, net	82,823	85,685
Deferred tax assets	—	51
Right-of-use assets	4,188	4,638
Other non-current assets	452	483
Total assets	$203,011	$195,308

Liabilities and stockholders deficit
Current liabilities:
Accounts payable	$9,076	$15,422
Short-term debt, including current portion of long-term debt	—	2,059
Accrued liabilities	15,460	13,366
Contract liabilities	2,320	2,022
Current portion of long-term lease liability	803	806
Derivative liabilities	28,467	—
Other current liabilities	871	2,085
Total current liabilities	56,997	35,760
Non-current liabilities:
Long-term debt, net	193,784	192,318
Long-term lease liability	4,517	5,092
Deferred tax liabilities	2	—
Other non-current liabilities	—	10
Total liabilities	255,300	233,180

Stockholders’ deficit:
Common stock	17	14
Additional paid-in capital	297,218	272,528
Treasury stock, at cost 9,952,803 shares at September 30, 2023 and December 31, 2022	(57,350)	(57,350)
Accumulated deficit	(292,174)	(253,064)
Total stockholders’ deficit	(52,289)	(37,872)
Total liabilities and stockholders’ deficit	$203,011	$195,308

Consolidated Statements of Cash Flows for the Three and Nine Months Ended
September 30, 2023 and September 30, 2022
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$3,999	$(16,110)	$(39,110)	$(91,779)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,971	2,038	5,936	5,764
Amortization of debt issuance costs	506	523	1,512	1,570
Equity-based compensation expense	4,793	2,222	12,592	11,160
Goodwill impairment	—	—	—	35,252
Non-cash lease expense	153	—	450	—
Provision for doubtful accounts	50	11	1,607	55
Deferred income tax (benefit) expense	—	144	53	(1,450)
Net decrease in fair value of derivatives	(15,659)	(102)	(1,971)	(1,564)
Loss (gain) on sale of property and equipment	2	—	10	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	7,189	(3,117)	(546)	(2,359)
(Increase) decrease in contract assets	(106)	(71)	860	(297)
Decrease in prepaid expenses and other assets	937	3,014	6,181	3,549
Increase (decrease) in accounts payable	1,778	1,072	(6,346)	1,946
Increase (decrease) in accrued liabilities	1,375	1,516	2,035	(993)
Increase (decrease) in contract liabilities	320	1,044	298	(1,004)
(Decrease) increase in other liabilities	(728)	1,422	(1,794)	1,760
Net cash provided by (used in) operating activities	6,580	(6,394)	(18,233)	(38,390)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(89)	—	(4,465)
Purchases of property and equipment	—	(228)	(2)	(736)
Capitalized software development costs	(2,744)	—	(2,744)	—
Net cash used in investing activities	(2,744)	(317)	(2,746)	(5,201)
Cash flows from financing activities:
Proceeds from issuance of Private Placement shares and Registered Direct Offering shares	—	—	50,000	—
Payment of Private Placement and Registered Direct Offering transaction costs	(499)	—	(5,724)	—
Repurchase of shares as a result of forward purchase agreements	—	—	—	(100,896)
Repayment of short-term borrowings	(522)	(1,152)	(2,059)	(3,464)
Issuance of common stock upon ESPP purchase	531	—	531	—
Payments for taxes related to net share settlement of equity awards	(1,085)	(11)	(2,217)	(15)
Net cash provided by (used in) financing activities	(1,575)	(1,163)	40,531	(104,375)
Net increase (decrease) in cash and cash equivalents and restricted cash	2,261	(7,874)	19,552	(147,966)
Cash and cash equivalents and restricted cash at beginning of period	29,923	29,829	12,632	169,921
Cash and cash equivalents and restricted cash at end of period	$32,184	$21,955	$32,184	$21,955

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to pursue opportunities through mergers and acquisitions; our ability to realize the benefits of the strategic partnerships; failure to consummate the proposed transactions; failure to make or take any filing or other action required to consummate the proposed transactions in a timely matter or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed transactions and disruptions from the proposed transactions that could harm BigBear.ai’s or Pangiam’s respective businesses; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

Important Additional Information Will be Filed with the SEC

BigBear.ai Holdings, Inc. (“BBAI”) will file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement of BBAI relating to a special meeting of BBAI’s stockholders (the “proxy statement”). STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BBAI, PANGIAM INTERMEDIATE HOLDINGS, LLC (“PANGIAM”), THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties on BBAI’s website at https://ir.bigbear.ai.

Participants in the Solicitation

BBAI and Pangiam and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BBAI in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of BBAI, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding BBAI’s directors and executive officers is contained in BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated May 24, 2023, which are filed with the SEC.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net decrease in fair value of derivatives, restructuring charges, non-recurring strategic initiatives, non-recurring integration costs, capital market advisory fees, commercial start-up costs, transaction expenses, and goodwill impairment. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net (loss), the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

About BigBear.ai

BigBear.ai’s mission is to deliver clarity for the world’s most complex decisions. BigBear.ai’s AI-powered decision intelligence solutions are leveraged in three core markets, including global supply chains & logistics, autonomous systems and cyber.

BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as complex manufacturing, distribution, and healthcare, rely on BigBear.ai’s solutions to empower leaders to decide on the best possible scenario by creating order from complex data, identifying blind spots, and building predictive outcomes. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on X: @BigBearai.

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Contacts

BigBear.ai
Investor Contact
investors@bigbear.ai

Media Contact
Ryan Stenger
media@bigbear.ai